UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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A.S.V., Inc.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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A.S.V., Inc.
840 Lily Lane
Grand Rapids, Minnesota 55744

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
June 1, 2007

     The Annual Meeting of Shareholders of A.S.V., Inc. will be held at the Reif Center, 720 Conifer Drive, Grand Rapids, Minnesota on Friday, June 1, 2007 at 2:00 p.m., Central time, for the following purposes:
1.	To elect eight directors to our Board of Directors.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.

3.	To take action upon any other business that may properly come before the meeting or any adjournment thereof.
     Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, form of proxy and our 2006 Annual Report to Shareholders, which are being sent to you by order of our Board of Directors.
     Only shareholders of record shown on our books at the close of business on April 10, 2007 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.
     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the proxy will help us avoid further solicitation expense.
By Order of the Board of Directors,
Thomas R. Karges
Secretary

Dated:	May 1, 2007
Grand Rapids, Minnesota

PROXY STATEMENT

i

ii

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2007
     This proxy statement is being furnished to the shareholders of A.S.V., Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Friday, June 1, 2007 at 2:00 p.m., Central time, and at any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed or given to shareholders on or about May 1, 2007.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the meeting?
     At the annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.
Who is entitled to vote at the meeting?
     Our Board of Directors has set April 10, 2007 as the record date for determining shareholders entitled to vote at the annual meeting. If you were a shareholder of record at the close of business on April 10, 2007, you are entitled to notice of and to vote at the meeting.
     As of the record date, 26,640,770 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.
What are my voting rights?
     Holders of our common stock are entitled to one vote per share. Therefore, a total of 26,640,770 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the meeting?
     In accordance with our Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
▪	you are present and vote in person at the meeting; or

▪	you have properly submitted a proxy by mail.
How do I vote my shares?
     If you are a shareholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.
     If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

What is the difference between a shareholder of record and a “street name” holder?
     If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares.
Can I vote my shares in person at the meeting?
     If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
     If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank or other nominee giving you the right to vote the shares at the meeting.
What vote is required for the election of directors or for a proposal to be approved?
     In accordance with Minnesota law, the nominees for election as directors will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing eight directors, the eight nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the meeting is required for the approval of the other proposals (provided that the total number of shares voted in favor of the proposals constitutes more than 25% of our outstanding shares).
How are votes counted?
     You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.
     If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.
     If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.
     If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?
     The Board of Directors recommends a vote:
▪	FOR all of the nominees for director;

▪	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.
What if I do not specify how I want my shares voted?
     If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:
▪	FOR all of the nominees for director;

▪	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.
Can I change my vote after submitting my proxy?
     Yes. You may revoke your proxy at any time before the proxy vote is cast at the meeting in any of the following ways:
▪	by giving written notice of revocation to our Secretary or other officers;

▪	by submitting a later-dated proxy; or

▪	by voting in person at the meeting.
Who pays for the cost of proxy preparation and solicitation?
     We pay for the cost of proxy preparation and solicitation. We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies in person or by telephone or facsimile. These individuals will receive no additional compensation for these services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2007 by: (1) each of our directors and director nominees, (2) each of our executive officers named in the Summary Compensation Table in this proxy statement, (3) all of our directors and executive officers as a group and (4) each person or entity known by us to own beneficially more than five percent of our common stock. Unless otherwise noted, the shareholders listed in the table below have sole voting and investment power with respect to the shares of our common stock they beneficially own.

			Option Shares	Total
	Common		Exercisable	Shares	Percent of
	Shares		Within 60	Beneficially	Outstanding
Name of Beneficial Owner	Owned		Days	Owned (1)	Shares (1)
Caterpillar Inc.	6,280,138		—	6,280,138	23.6
100 Northeast Adams St. Peoria, IL 61629

Neuberger Berman Inc.	2,783,300	(2)	—	2,783,300	10.4
605 Third Avenue New York, NY 10158

Transamerica Investment Management, LLC	2,091,710	(3)	—	2,091,710	7.9
1150 South Olive Street, Suite 2700 Los Angeles, CA 90015

Wellington Management Co. LLC	1,384,000	(4)	—	1,384,000	5.2
75 State Street Boston, MN 02109

Richard A. Benson	5,000		23,250	28,250	*
Lynn M. Cortright	—		—	—	*
James H. Dahl	688,697	(5)	15,000	703,697	2.6
Mark S. Glasnapp	9,706	(6)	99,100	108,806	*
Bruce D. Iserman	1,400		3,750	5,150	*
Thomas R. Karges	115,604	(7)	170,000	285,604	1.1
Gary D. Lemke	603,477	(8)	440,000	1,043,447	3.9
Leland T. Lynch	172,000	(9)	12,000	184,000	*
Jerome T. Miner	701,000		15,000	716,000	2.7
William D. Morton	—		—	—	*
Karlin S. Symons	1,000		6,750	7,750	*
Kenneth J. Zika	1,000		3,750	4,750	*

All executive officers and directors as a group (11 persons)	1,695,407	(10)	348,600	2,044,007	7.6

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2007 are deemed outstanding for purposes of computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for purposes of computing the beneficial ownership percentage of any other person.

(2)	Based on a Schedule 13G dated February 13, 2007, Neuberger Berman Inc. had shared voting power for 1,132,800 shares and shared dispositive power for 2,783,000 shares.

(3)	Based on a Schedule 13G/A dated February 14, 2007, Transamerica Investment Management, LLC had no power to vote or direct the vote for 357,149 shares.

(4)	Based on a Schedule 13G dated February 14, 2007, Wellington Management Company, LLP had no voting power for the 1,384,000 shares, shared voting power for 757,000 shares and shared dispositive power for 1,384,000 shares.

(5)	Includes 626,660 shares held by Rock Creek Partners, Ltd., an investment partnership, of which Mr. Dahl is the Managing General Partner.

(6)	Includes 1,906 shares held in our 401(k) Plan.

(7)	Includes 11,048 shares held in our 401(k) Plan.

(8)	Includes 237,988 shares held jointly with Mr. Lemke’s wife, 120,776 shares held by Mr. Lemke’s wife and 25,233 shares held in our 401(k) Plan.

(9)	Includes 20,000 shares held by Mr. Lynch’s wife and 21,300 shares owned by trusts established for the benefit of Mr. Lynch’s grandchildren.

(10)	Includes 12,954 shares held in our 401(k) Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our outstanding shares of common stock, to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such reports furnished to or obtained by us, we believe that during the fiscal year ended December 31, 2006, all filing requirements applicable to our directors, officers or beneficial owners of more than 10% of our outstanding shares of common stock were satisfied.
PROPOSAL 1 – ELECTION OF DIRECTORS
     Our Board of Directors currently consists of nine directors. Our Board of Directors has set the number of directors to be elected for the 2007 fiscal year at eight and has nominated eight of our current directors to stand for re-election at the annual meeting. Our current directors consenting to stand for re-election are Richard A. Benson, Lynn M. Cortright, Bruce D. Iserman, Leland T. Lynch, Jerome T. Miner, William D. Morton, Karlin S. Symons and Kenneth J. Zika. As previously announced, James H. Dahl has chosen not to stand for re-election to the Board this year in order to devote more time to a new business venture.

     If elected, each director nominee shall serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. If any of the nominees should be unable to serve as director by reason of death, incapacity or other unexpected occurrence, the proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee(s) as is recommended by the Board of Directors, or, in the absence of such recommendation, for such fewer number of directors as remain willing and able to serve.
     The Board of Directors recommends that the shareholders vote FOR each of the director nominees.
CORPORATE GOVERNANCE
Director Nominees and Executive Officers
Director Nominees
     The following provides certain information with respect to the director nominees.
     Richard A. Benson, 64, has been our Chairman and Chief Executive Officer since June 2006. Prior to his retirement in January 2005, Mr. Benson had been Vice President of Caterpillar Inc., Diversified Products Division since 1992 and President of Caterpillar’s Global Mining Division since 2000. Mr. Benson is a director of Morrison Products. Mr. Benson has served as our director since 1999.
     Lynn M. Cortright, 65, is currently retired and had been President of Parker Hannifin Corporation’s Climate and Industrial Controls business since 1998. Mr. Cortright has served as our director since April 2007.
     Bruce D. Iserman, 65, is currently retired and had been President of banks in Lisbon and Casselton, North Dakota since 1984, which banks were owned by Bremer Financial Corp. Mr. Iserman has served as our director since 2005.
     Leland T. Lynch, 70, is currently retired and had been Managing Partner, Chairman and Chief Executive Officer of the advertising firm of Carmichael Lynch Inc. in Minneapolis, Minnesota since 1962. Mr. Lynch is a director of Archivers Inc. and a partner in the Historic Theatre Group. Mr. Lynch has served as our director since 1995.
     Jerome T. Miner, 71, has been our Vice Chairman since 1995 and the President of Jerry Miner Realty, Inc., an owner and operator of various retail stores in Grand Rapids, Minnesota, since 1984. Mr. Miner has served as our director since 1991.
     William D. Morton, 59, has been the Chairman, President and Chief Executive Officer of Morton Industrial Group, Inc., a full service contract manufacturer serving a wide range of industrial original equipment manufacturers since 1989. Mr. Morton is on the Board of Trustees of Bradley University. Mr. Morton has served as our director since April 2007. In 2002, Morton Custom Plastics, LLC, a wholly-owned subsidiary of Morton Industrial Group, Inc., voluntarily filed a petition for relief under Chapter 11 in the United States Bankruptcy Court in the District of Delaware in Wilmington to facilitate its sale to Wilbert, Inc.
     Karlin S. Symons, 60, is currently retired and had been the President of Plus Relocation Services, Inc. since January 2004. From 1995 to 2004, Ms. Symons was a partner with the law firm of Kaplan, Strangis and Kaplan of Minneapolis, Minnesota. Ms. Symons has served as our director since 2004 and was previously our director from 1995 to 2001.
     Kenneth J. Zika, 59, is currently retired and had been the Corporate Controller for Caterpillar Inc. from 2001 to 2002. From 1998 to 2001, Mr. Zika had been the Corporate Treasurer for Caterpillar Inc. Mr. Zika has served as our director since 2005.

     In 1999, Mr. Benson was designated by Caterpillar as their director nominee to the Board of Directors pursuant to the terms of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated October 14, 1998 between Caterpillar Inc. and us. Subsequent to his retirement from Caterpillar Inc. in January 2005, Mr. Benson agreed to remain on our Board as an independent director. In 2005, Mr. Zika was designated by Caterpillar as its director nominee pursuant to the terms of the Securities Purchase Agreement.
Executive Officers
     The following provides certain information with respect to our executive officers.
     Richard A. Benson, 64, has been our Chairman and Chief Executive Officer since June 2006. Prior to his retirement in January 2005, Mr. Benson had been Vice President of Caterpillar Inc., Diversified Products Division since 1992 and President of Caterpillar’s Global Mining Division since 2000. Mr. Benson has served as a director since 1999.
     Mark S. Glasnapp, 51, has been our President since July 2004. Prior to then, Mr. Glasnapp was employed by Caterpillar Inc. and had been working at ASV in the capacity of Manager of Caterpillar’s commercial agreements with us since July 1999.
     Thomas R. Karges, 46, has been our Chief Financial Officer since October 1994 and our Secretary since July 2005.
Board Independence
     The Board of Directors has determined that all of the members of the Board are “independent” directors under the current NASDAQ Global Market listing standards, other than Mr. Benson who is not independent because he is employed by ASV as our Chief Executive Officer. In addition, the Board of Directors had previously determined that Mr. R. E. Turner, IV, who also served as one of our directors in 2006, was an independent director as well during his period of service on the Board. In assessing the independence of our directors, our Board of Directors carefully considered all of the transactions, relationships and arrangements between ASV and its independent directors or their affiliated companies. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with ASV and our management. The only transaction, relationship or arrangement that came to the attention of the Board this year during this review which was not disclosed under “Certain Relationships and Related Transactions” in this Proxy Statement was the fact that in 2006 ASV purchased approximately $7,100 of groceries and other items from a grocery store owned by Mr. Miner. The Board determined that this relationship did not impair Mr. Miner’s independence because his indirect interest in this transaction was not material, and the amounts involved were immaterial to ASV and the grocery store when compared to their annual gross revenues.
Board Meetings and Committees
     During fiscal 2006, the Board of Directors met seven times. In addition to meetings of the full Board, directors also attended various Board committee meetings. All directors attended 75% or more of the total number of meetings of the Board of Directors and committees of which they were members. Our Board and committees may take formal action by written consent from time-to-time, in accordance with Minnesota law, rather than holding formal Board and committee meetings.
     Our Board of Directors has three standing committees, the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee.

Audit Committee

Members:	Kenneth J. Zika, Chair
James H. Dahl
Bruce D. Iserman
Jerome T. Miner
     The Audit Committee oversees our accounting and financial reporting processes and financial statements, our program to ensure compliance with legal and regulatory requirements, and the independent registered public accounting firm’s qualifications and independence. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee is comprised of four directors and operates under a written charter which was revised effective October 24, 2006. A copy of the Audit Committee charter is included as Appendix A to this proxy statement and may also be found on our web site at www.asvi.com under “Investors Relations — Corporate Governance.” All of the Audit Committee members meet the independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. The Board of Directors has identified Mr. Zika as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit committee met six times in 2006.
Compensation and Stock Option Committee

Members:	Karlin S. Symons, Chair
Bruce D. Iserman
Jerome T. Miner
     The Compensation and Stock Option Committee provides recommendations concerning salaries and incentive compensation for our officers and employees. The Compensation and Stock Option Committee is comprised of non-employee directors who meet the independence requirements of the Nasdaq listing standards. The Compensation and Stock Option Committee met two times in 2006.
Nominating Committee

Members:	Leland T. Lynch, Chair
James H. Dahl
     The Nominating Committee recommends new director nominees to the Board. The Nominating Committee operates under a written charter, which was adopted in April 2004 and which may be found on our web site at www.asvi.com under “Investors Relations — Corporate Governance.” All of the Nominating Committee members meet the independence requirements of the Nasdaq listing standards. The Nominating Committee did not meet in fiscal 2006.
     The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as our director, the Nominating Committee will consider criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.

     The Nominating Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee c/o Secretary at the address indicated on the Notice of Annual Meeting of Shareholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.
     The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Nominating Committee. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.
     No candidates for director nominations were submitted by any shareholder in connection with the 2007 annual meeting.
Executive Sessions of the Board
     At least twice annually, our independent directors meet in executive session without any director who does not meet the independence requirements of the Nasdaq listing standards being present.
Policy Regarding Attendance at Annual Meetings
     We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year, six of our directors attended our annual meeting of shareholders.
Shareholder Communication with Directors
     Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to: A.S.V., Inc., c/o Secretary, 840 Lily Lane, P.O. Box 5160, Grand Rapids, MN 55744. All communications will be compiled by our Secretary and submitted to the Board or the individual directors on a periodic basis.
Code of Business Conduct and Ethics
     We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to our directors, officers and employees. The Code of Ethics is published on our website at www.asvi.com under “Investors Relations — Corporate Governance.” Any amendments to the Code of Ethics and waivers of the Code of Ethics for our Chief Executive Officer, Chief Financial Officer or Controller will be published on our website.

DIRECTOR COMPENSATION
Director Compensation Table
     The following table shows the compensation paid to each person who was one of our non-employee directors for 2006, except for Richard A. Benson, who became our Chairman and Chief Executive Officer as of June 2, 2006 and so is included in the section entitled “Executive Compensation.”

		Option
	Fees Earned or Paid in Cash	Awards	Total
Name	($)	($) (1)	($)
James H. Dahl	$20,000	$43,348	$63,348
Bruce D. Iserman	27,500	21,888	49,388
Leland T. Lynch	20,000	43,348	63,348
Jerome T. Miner	20,000	43,348	63,348
Karlin S. Symons	30,000	34,740	64,740
R. E. Turner, IV	22,500	43,348	65,848
Kenneth J Zika	23,750	20,961	44,711

(1)	Represents the dollar amount recognized for financial statement reporting purposes in 2006 with respect to all options granted to each director prior to January 1, 2007, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Stand no. 123 (revised 2004), “Share Based Payment” (“FAS 123R”). For a discussion of valuation assumptions, see Note G of the Notes to Consolidated Financial Statements in our Annual Report on Form-10-K for the year ended December 31, 2006. Options to purchase 6,000 shares of our common stock at $25.59 per share were granted on January 2, 2006 to Messrs. Dahl, Iserman, Lynch, Miner, Turner and Zika and Ms. Symons, with a grant date fair value of $8.51 per share, or a total grant date fair value of $51,060. Such options were granted under our 1998 Non-Employee Director Stock Option Plan, have a five year term and vest in equal annual installments over four years beginning one year after the date of issuance. Our non-employee directors have the following stock options outstanding as of December 31, 2006: Messrs. Dahl and Miner, options to purchase 24,000 shares; Mr. Iserman, options to purchase 10,500 shares; Mr. Lynch, options to purchase 21,000 shares; Ms. Symons, options to purchase 16,500 shares; Mr. Turner, options to purchase 6,000 shares and Mr. Zika, options to purchase 10,500 options.
     We pay our non-employee directors an annual retainer fee of $20,000 per year. The Audit Committee Chair receives an additional fee of $10,000 per year. Additional fees are paid from time to time to directors for service on special or ad hoc committees established to address particular situations.
     Each non-employee director is also eligible for automatic stock option grants under the 1998 Non-Employee Director Stock Option Plan (the “Director Plan”), including an option to purchase 4,500 shares of common stock upon initial election to the Board and an option to purchase 6,000 shares of common stock on the first business day of each calendar year thereafter, provided such person is our director at the time of grant of the option. These options have a five year term, vest in equal annual installments over four years beginning one year after the date of issuance and have an exercise price equal to the fair market value of our common stock on the date of grant. In addition, we reimburse directors for expenses incurred in connection with attendance at Board meetings.
     Directors who are also our employees do not receive any additional compensation for serving on our Board of Directors, but may receive stock options as part of their compensation as an officer.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
     This Compensation Discussion and Analysis describes our compensation philosophy, objectives, and processes, including the methodology used in 2006 for determining executive compensation for the persons listed in our Summary Compensation Table below (i.e., our “named executive officers”). Please also refer to the more detailed compensation disclosures beginning with and following the Summary Compensation Table contained in this Proxy Statement.
Overview of Compensation Philosophy and Guiding Principles
     We recognize and value the critical role that executive leadership plays in our performance. Our executive compensation philosophy is intended to ensure that executive compensation is aligned with our business strategy, objectives and stockholder interests, and is designed to attract, motivate and retain highly qualified and key executives. Our executive compensation philosophy is designed to pay conservatively competitive salaries based on continuous improvements in corporate performance, and individual and team contributions that are aligned with stated business strategies and objectives. Executive compensation elements generally consist of a base salary, an annual cash bonus and long-term equity compensation.
Role of the Compensation and Stock Option Committee
     Our Board of Directors appoints members to the Compensation and Stock Option Committee to assist in recommending, managing, and reviewing executive compensation for the named executive officers. Our Compensation and Stock Option Committee reviews and approves salaries, annual bonuses, long-term incentive compensation, benefits, and other compensation in order to ensure that our executive compensation strategy and principles are aligned with our business strategy, objectives and stockholder interests. Each member of our Compensation and Stock Option Committee is independent within the meaning of the rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Standards, as currently in effect.
Role of Management
     In January 2006, the Compensation and Stock Option Committee held two meetings with Gary Lemke, our Chief Executive Officer, to hear and discuss his recommendations on the potential for discretionary cash incentive compensation for the named executive officers with respect to 2005, as well as base salaries and short and long term incentive compensation for the named executive officers with respect to 2006.
Executive Compensation Methodology
     Our Compensation and Stock Option Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the named executive officers. The Compensation and Stock Option Committee considers such corporate performance measures as net sales, net income, earnings per share, cash flow and growth, and may vary its quantitative measurements from employee to employee, and from year to year. Our Compensation and Stock Option Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall management contributions to the Company.
     In general, the process by which the Compensation and Stock Option Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the following factors:
•	Our executive compensation philosophy and practices

•	Our performance relative to peers and industry standards

•	Success in attaining annual and long-term goals and objectives

•	Alignment of executive interests with stockholder interests through equity-based awards and performance-based compensation

•	Individual and team contributions, performance and experience

•	Total compensation and the mix of compensation elements for each named executive officer
     Our Compensation and Stock Option Committee also evaluates the compensation of our named executive officers in light of information regarding the compensation practices and financial performance of other companies comparable to the Company based on size and geographic location. In 2006, Mr. Lemke assembled and presented to the Compensation and Stock Option Committee comparable market compensation data from a number of sources reflecting industry practices of other organizations similar in size to us. Our Compensation and Stock Option Committee then reviewed the components of the named executive officers’ compensation against this data. The data utilized by the Compensation and Stock Option Committee generally included base salary and annual bonus information.
     In implementing our compensation program, the Compensation and Stock Option Committee seeks to achieve a balance between compensation and our annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on our performance, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of our stockholders.
Executive Compensation Program Elements
     The Compensation and Stock Option Committee regularly reviews our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. In addition, our Compensation and Stock Option Committee reviews each component of the named executive officer’s compensation against executive compensation market data to establish levels of base salary, annual incentive bonus and long-term incentive compensation that reflect the current market. The particular elements of the compensation program for our named executive officers consist of the following:
     Base Salary. Base salary is set to attract and retain executive talent. Base salaries for the named executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces. Based on its review of comparable market data, the Compensation and Stock Option Committee substantially increased the base salaries of the named executive officers for 2006 so that they were within the range of salaries reflected in the market data but still set at conservatively competitive levels.
     Annual Incentive Bonus. Annual incentive bonuses are designed to focus our named executive officers on annual operating achievement. The named executive officers are generally eligible for an annual incentive bonus, calculated by the Compensation and Stock Option Committee as a percentage of the named executive officer’s base salary. In light of the substantial increase in base salaries for 2006 and the positive performance of the Company’s stock in 2005, our Compensation and Stock Option Committee exercised its discretion not to pay an annual incentive bonus to the named executive officers for 2005. For 2006, the Compensation and Stock Option Committee established a potential bonus for our named executive officers ranging from 40% to 60% of base annual salary. We pay annual incentive bonuses to our named executive officers based upon the achievement of pre-established targets that are indicative of our performance. For 2006, the payment of bonuses was tied to achievement of net sales and earnings per share targets. The bonus targets were not attained and, accordingly, no incentive bonuses were paid to any of the named executive officers for 2006.
     Long-Term Incentive Compensation/Equity Based Awards. Our long-term incentive program is designed to retain the named executive officers and to align the interests of the named executive officers with the interests of our stockholders. Our long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Compensation and Stock Option Committee under the 2004 Stock Incentive Plan. Decisions made by the Compensation and Stock Option Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, contributions to our development, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years. Under the 2004 Stock Incentive Plan, in addition to options and restricted stock, the Compensation and Stock Option Committee may also grant, in its discretion, stock appreciation rights and may make other awards.
     The Compensation and Stock Option Committee typically grants awards to the named executive officers under the 2004 Stock Incentive Plan in the first quarter of each year. Except in very limited circumstances, the Compensation and Stock Option Committee does not grant equity awards to named executive officers at other times during the year. All equity awards are made at fair market value on the date of grant, which is the date on which the Compensation and Stock Option Committee authorizes the grant. Under the 2004 Stock Incentive Plan, fair market value is determined by the closing price of our Common Stock on the date of grant. Taking into account the number of stock options granted to the named executive officers in prior years, the substantial increases in base salaries for 2006 and the potential financial impact of stock option grants in 2006, the Compensation and Stock Option Committee elected not to award options to the named executive officers in the first quarter of 2006.
     Benefits and Perquisites. Benefits and perquisites are designed to attract and retain key employees. Currently, our named executive officers are eligible to participate in benefit plans available to all employees including our 401(k) Plan. Other benefits and perquisites are limited and are provided at the discretion of the Compensation and Stock Option Committee. These benefits include medical and dental health insurance plans and life insurance plan benefits. The 401(k) Plan and the medical and dental plans require each participant to pay a contributory amount. We provide a discretionary matching contribution to our 401(k) Plan for participating employees, including the named executive officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service.
Total Compensation Mix
     The Compensation and Stock Option Committee believes that the elements described above provide a well proportioned mix of security-oriented compensation, at risk or performance-based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. We believe this compensation mix provides the named executive officers a measure of security as to the minimum levels of compensation they are eligible to receive, while motivating the named executive officers to focus on the business measures that will produce a high level of performance for us, as well as reducing the risk of recruitment of highly qualified executive talent by our competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. We believe that our compensation mix results in a pay-for-performance orientation that is aligned with our compensation philosophy to pay median pay for median performance and above-market pay for superior performance.
Impact of Accounting and Tax on the Form of Compensation
     The Compensation and Stock Option Committee considers applicable tax, securities laws and accounting regulations in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation and Stock Option Committee has considered the impact of the Statement of Financial Accounting Standard No. 123, “Share-Based Payment” (“SFAS 123R”), which the Company adopted in 2006, on the Company’s use of equity-based awards. This consideration factored heavily in the Company’s decision with respect to stock option grants in 2006. The Compensation and Stock Option Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Code”) with respect to annual compensation exceeding $1.0 million and Section 280G of the Code with respect to change in control payments exceeding specified limits.

Compensation Committee Report
     Our Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation and Stock Option Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE
OF OUR BOARD OF DIRECTORS:
Karlin S. Symons, Chair           Jerome T. Miner            Bruce D. Iserman
Summary Compensation Table
     The following table sets forth information regarding 2006 compensation for our named executive officers: (1) Richard A. Benson, our Chairman and Chief Executive Officer as of June 2, 2006; (2) Gary D. Lemke, our Chairman and Chief Executive Officer through June 1, 2006: (3) Thomas R. Karges, our Chief Financial Officer and Secretary; and (4) Mark S. Glasnapp, our President. We had no other executive officers in 2006.

				Change in Pension
				Value and
				Non-Qualified
				Deferred
				Compensation	All Other Compen-
Name and Principal Position	Year	Salary	Option Awards (1)	Earnings	sation		Total
Richard A. Benson
Chief Executive Officer and Chairman of the Board, June 2006	2006	$58,333	$177,007	$—	$10,000	(2)	$245,340
Gary D. Lemke
Chief Executive Officer and Chairman of the Board, Retired June 2006	2006	231,500	293,913	—	46,740	(3)	572,153
Thomas R. Karges
Chief Financial Officer & Secretary	2006	210,000	132,161	—	3,000	(4)	345,161
Mark S. Glasnapp
President	2006	250,000	441,259	148,591 (5)	8,937	(6)	848,787

(1)	Represents the dollar amount recognized for financial statement reporting purposes in 2006 with respect to all options granted prior to January 1, 2007 to each named executive officer, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Stand no. 123 (revised 2004), “Share Based Payment” (“FAS 123R”). For a discussion of valuation assumptions, see Note G of the Notes to Consolidated Financial Statements in our Annual Report on Form-10-K for the year ended December 31, 2006.

(2)	Represents amounts paid to Mr. Benson as a non-employee director prior to his employment as CEO in June 2006.

(3)	Consists of (i) $24,980 representing the value of a Posi-Track MD-70 given to Mr. Lemke upon his retirement as Chairman and Chief Executive Officer in June 2006, (ii) $17,760 in income tax reimbursements relating to this gift and (iii) $4,000 of matching contributions by ASV into Mr. Lemke’s account in our 401(k) Plan.

(4)	Consists of matching contributions by ASV into Mr. Karges’ account in our 401(k) Plan.

(5)	Represents increase in the value of Mr. Glasnapp’s supplemental retirement benefit plan.

(6)	Consists of $4,937 of disability insurance premium and $4,000 of matching contributions by ASV into Mr. Glasnapp’s account in our 401(k) Plan.
Grants of Plan-Based Awards
     The following table shows information regarding grants of plan-based awards made to our named executive officers for 2006.

					All Other
					Option
					Awards:
					Number of	Exercise or	Grant Date
		Estimated Possible Payouts Under			Securities	Base Price	Fair Value
		Non-Equity Incentive Plan Awards			Underlying	of Option	of Stock
		Threshold	Target	Maximum	Options	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	($/Share)	Awards

Richard A. Benson	January 2, 2006(1)	$—	$—	$—	6,000	$25.53	$51,060
	April 12, 2006 (2)				75,000	29.59	803,250
Gary D. Lemke		—	—	—	—		—
Thomas R. Karges	January 17, 2006(3)	84,000	105,000	126,000	—		—
Mark S. Glasnapp	January 17, 2006(3)	100,000	125,000	150,000	—		—

(1)	Prior to Mr. Benson’s appointment as our Chief Executive Officer, he was granted an option under our 1998 Non-Employee Director Stock Option Plan to purchase 6,000 shares of our common stock at an exercise price of $25.53 per share. This option has a five year term and is exercisable in 25% annual installments beginning one year after the date of issuance.

(2)	Mr. Benson was granted an option to purchase 75,000 shares of our common stock at an exercise price of $29.59 per share when he agreed to be our Chief Executive Officer. This option has a five year term and is exercisable in 25% annual installments beginning one year after the date of issuance. This option was granted under our 2004 Stock Incentive Plan.

(3)	Represents payouts that were possible under the 2006 bonus plan. Payouts were conditioned upon achieving net sales and earnings per share performance targets. Due to a weak housing market in 2006 threshold performance targets were not met and no payouts were made.

Outstanding Equity Awards at Fiscal Year-end
     The following information is presented for the named executive officers with respect to stock option awards outstanding as of the end of 2006.

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options	Options	Option Exercise
	(#)	(#)	Price
	Exercisable	Unexercisable (1)	($)	Option Expiration Date

Richard A. Benson	1,500	4,500	$22.60	January 3, 2010
	—	6,000	25.53	January 3, 2011
	—	75,000	29.59	April 12, 2011

Gary D. Lemke	30,000	—	$6.125	February 1, 2008
	20,000	—	5.455	February 26, 2009
	270,000	90,000	4.415	January 31, 2010
	20,000	20,000	16.000	February 6, 2011

Thomas R. Karges	15,000	—	$6.125	February 1, 2008
	16,000	—	5.455	February 26, 2009
	90,000	30,000	4.415	January 31, 2010
	10,000	10,000	16.000	February 6, 2011
	2,000	8,000	19.825	March 31, 2012

Mark S. Glasnapp	93,100	100,000	$14.455	July 12, 2011
	3,000	9,000	19.825	March 31, 2012

(1)	The term of each of these options expires on the fifth or seventh anniversary of the dates of grant. These options all vest in four equal annual installments commencing on the first anniversary of the date of grant.
Option Exercises
     The following table shows the value realized upon the exercise of stock options for our named executive officers in 2006.

Option Awards
	Number of Shares Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)	($)

Richard A. Benson	—	—
Gary D. Lemke	—	—
Thomas R. Karges	20,000	$176,620
Mark S. Glasnapp	—	—

Pension Benefits
     The following table reflects certain pension benefits owed to Mr. Glasnapp.

Number of
		Years	Present Value of
		Credited	Accumulated	Payments During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Richard A. Benson	—	—	$—	$—
Gary D. Lemke	—	—	—	—
Thomas R. Karges	—	—	—	—
Supplemental Retirement
Mark S. Glasnapp (1)	Benefit Plan	3	350,401	—

(1)	Benefits under the Supplemental Retirement Benefit Plan will be fully vested if Mr. Glasnapp is employed by ASV at age 55 and so has 7 years of credited service. See “Employment Agreements and Potential Payments Upon Termination or Change In Control – Employment Agreement with Mark S. Glasnapp” below for additional information regarding the Supplemental Retirement Benefit Plan.
Employment Agreements and Potential Payments Upon Termination or Change in Control
Employment Agreement with Thomas R. Karges
     Thomas R. Karges and ASV are parties to an employment agreement dated October 17, 1994, which provides for the payment of base salary and annual bonus and other compensation to Mr. Karges as determined by the Compensation and Stock Option Committee of the Board of Directors and for other fringe benefits. The agreement may be terminated upon 60 days written notice by either party.
Employment Agreement with Mark S. Glasnapp
     Mark S. Glasnapp entered into an employment agreement with ASV, effective as of July 12, 2004, pursuant to which Mr. Glasnapp agreed to serve as our President. The agreement provides that Mr. Glasnapp’s employment with ASV is “at will” and that it can be terminated at any time by either party. Mr. Glasnapp’s annual base salary under the agreement was initially set at $190,000, subject to increase by ASV at any time, and he is entitled to participate in the benefit plans offered to our other executive officers.
     Under the agreement we also agreed to provide Mr. Glasnapp with certain benefits intended to replace some of the benefits which he forfeited upon leaving his prior employer, Caterpillar Inc., including the following: (a) life insurance in the amount of $350,000 and disability insurance with a benefit equal to 60% of his base salary at the time of the disability; (b) a supplemental retirement benefit (payable to Mr. Glasnapp or his beneficiary) in the form of annual cash payments of $55,000 per year from age 55 through 80. If Mr. Glasnapp is employed at ASV beyond age 55 then the commencement of such payments will be delayed and the delayed payments will be paid with interest in a lump sum within 60 days after his termination date. If Mr. Glasnapp’s employment with ASV terminates prior to age 55, Mr. Glasnapp will receive smaller annual cash payments as specified in schedules set forth in the agreement; (c) a post-retirement medical benefit in the amount of $10,000 per year for 20 years payable to Mr. Glasnapp and his spouse if he is employed by ASV on June 12, 2007; and (d) if there is a change of control of ASV and within 18 months thereafter ASV terminates Mr. Glasnapp’s employment other than for cause or Mr. Glasnapp terminates his employment for good reason, then, notwithstanding the limitations described above, he will be entitled to receive the supplemental retirement benefit at the $55,000 level, as well as the post-retirement medical benefit described above.
     Pursuant to the agreement, Mr. Glasnapp agreed to certain confidentiality and invention assignment provisions that remain in effect for two years after his employment with ASV ends, and certain nonsolicitation and noncompetition provisions that remain in effect for one year after his employment with ASV ends.

Accelerated Vesting of Stock Options
     All of our stock options contain a provision for the accelerated vesting of outstanding stock options in the event of a change in control. As defined in the stock option agreements, a change of control is defined as follows: (i) a public announcement that any person has acquired 51% or more of the then outstanding shares of our common stock. For this purpose, the term “person” shall have the meaning provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of our common stock; (iii) a sale of all or substantially all of our assets, or (iv) our Board of Directors, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company.
     If a change in control had occurred as of December 31, 2006, the named executive officers would have received the following benefits:

Accelerated Vesting of Stock
Options
Name	($) (1)

Richard A. Benson	$—
Gary D. Lemke	1,072,350
Thomas R. Karges	358,350
Mark S. Glasnapp	181,500

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise price of all unvested shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
     During fiscal 2006, the following individuals served as members of the Compensation and Stock Option Committee: R. E. “Teddy” Turner, IV, Jerome T. Miner, Bruce Iserman and Karlin S. Symons. None of these individuals has ever served as an officer or employee of ASV or any of our subsidiaries. During fiscal 2006, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or any Board committee.
Certain Transactions
Transactions with Caterpillar Inc.
     As of March 31, 2007, Caterpillar Inc. (“Caterpillar”) owned 23.6% of our outstanding common stock, which was acquired during the period 1999 through 2004 through direct purchases from us, the partial exercise of a warrant and open market purchases. On September 29, 2005 we signed a five-year Supply Agreement with Caterpillar, effective November 1, 2005. The Supply Agreement replaced the Alliance Agreement that had been in effect since October 2000 and expired October 31, 2005. Under the Supply Agreement, Caterpillar will purchase 100% of its undercarriage and original equipment manufacturer service parts requirements for current and certain future Caterpillar MTLs from us. We will continue to be allowed to sell our rubber track undercarriages to other equipment manufacturers for machines that do not compete with Caterpillar’s MTLs and we will continue to utilize Caterpillar components in the manufacture of our products. The Supply Agreement commenced on November 1, 2005 and will continue through November 1, 2010. The Supply Agreement will automatically renew for successive one-year renewal terms unless either party provides at least six months prior written notice of termination.
     In connection with the new Supply Agreement entered into with Caterpillar, all agreements previously entered into between the two companies were terminated. The terminated agreements include the Securities Purchase Agreement, the Commercial Alliance Agreement, the Marketing Agreement, the Trademark and Trade Dress

License Agreement, the Management Services Agreement and the Multi-Terrain Rubber-Tracked Loader Alliance Agreement.
     Along with the Supply Agreement, ASV and Caterpillar also entered into a Registration Rights Agreement that provides Caterpillar registration rights for unregistered shares of our Common Stock it currently holds. However, so long as the Supply Agreement remains in effect, Caterpillar has agreed not to sell or dispose of any of its ASV shares prior to January 1, 2009. In addition, as part of the Registration Rights Agreement, Caterpillar retained its ability to designate director nominees for election to our Board of Directors in proportion to its ownership of our shares, similar to the rights it held under the Securities Purchase Agreement. Currently, one of our seven directors has been designated by Caterpillar for election to our Board of Directors, despite the fact that Caterpillar is entitled to designate two director nominees, assuming a board comprised of eight directors. If Caterpillar were to exercise its right to designate an additional director nominee, based on its current stock ownership interest, we anticipate that, assuming there were no vacancies on our board, we would expand the size of our board to accommodate the additional director nominee designated by Caterpillar.
     Until his retirement from Caterpillar in January 2005, Richard A. Benson served as Caterpillar’s nominee to the Board of Directors. In 2005, Kenneth J. Zika was designated by Caterpillar as its new board nominee.
     We purchase parts used in our products from Caterpillar. In addition, we utilize Caterpillar’s warranty processing system to handle warranty claims on its machines and reimburse Caterpillar for the warranty expense incurred by Caterpillar dealers. During 2006 total parts purchases and warranty reimbursements were $13,450,000. At December 31, 2006, accounts payable to Caterpillar were $857,000.
Transactions with Public Relations Firm.
     We use a public relations firm that is affiliated with Mr. Lynch, one of our directors. Total fees paid to the public relations firm in 2006 were approximately $199,000.
Related Person Transaction Policy
     Under its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. We annually require each of our directors and executive officers to complete a director and officer questionnaire that elicits information about related person transactions, including any such transactions which are required to be disclosed under the rules of the Securities and Exchange Commission. In addition, under our Code of Business Conduct and Ethics our directors, officers and employees are expected to avoid conflicts of interest with ASV and are required to report any such conflicts of interest to our CFO, the Board or the Chair of our Audit Committee. Our Audit Committee reviews all such transactions and relationships which come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships. Our Audit Committee is also currently developing a written policy to govern the review of related party transactions which it expects to adopt in the near future.

AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
     The Audit Committee oversees our accounting and financial reporting processes and financial statements, our program to ensure compliance with legal and regulatory requirements, and the independent registered public accounting firm’s qualifications and independence. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee is comprised of four directors, each of whom meets the independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission.
     In carrying out its duties, the Audit Committee performed the following:
▪	Reviewed and discussed our audited financial statements for the year ended December 31, 2006 with our management and independent registered public accounting firm.

▪	Discussed with our independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 regarding communication with audit committees.

▪	Received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees) and discussed with our independent registered public accounting firm its independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report of Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS:

Kenneth J. Zika, Chair	James H. Dahl	Jerome T. Miner	Bruce D. Iserman

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees
     The following table presents fees billed for professional services rendered for the audit of our annual financial statements for 2006 and 2005 and fees billed for other services provided by our independent registered public accounting firm in each of the last two fiscal years:

	2006	2005
Audit Fees (1)	$352,183	$370,173
Audit-Related Fees (2)	107,653	0
Tax Fees (3)	71,082	63,949
All Other Fees (4)	0	17,967

(1)	Audit fees consisted of audit work performed in preparation of our annual financial statements, our review of the financial statements included in our quarterly reports on Form 10-Q and compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.

(2)	Audit-related fees consisted of work performed relating to the audits of the A.S.V. Inc. Employee Savings and Profit Sharing Plan for 2006 and 2005, reviews of capital asset and inventory procedures requested by the Company and other miscellaneous accounting and audit matters.

(3)	Tax fees consisted of federal and state income tax return preparation and tax planning.

(4)	Other fees include fees for consultations concerning financial accounting and reporting standards and required procedures in connection with filing Forms S-3 and S-8 in 2005.
     The Audit Committee has considered whether the non-audit services provided by Grant Thornton LLP during the last fiscal year are compatible with maintaining Grant Thornton LLP’s independence and has concluded that they are.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by our Independent Registered Public Accounting Firm
     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.
     To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by the independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by our independent registered public accounting firm during the year.
     As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the independent registered public accounting firm’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.
     All of the services provided by our independent registered public accounting firm in fiscal 2006 and 2005, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under our pre-approval policies.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     While we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2007 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection.
     Grant Thornton LLP has been our independent registered public accounting firm since 1994. Representatives of Grant Thornton LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement regarding our financial and accounting matters if they so desire, and will be available to respond to appropriate questions from our shareholders.
     The Board of Directors unanimously recommends that the shareholders ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
     In order to be eligible for inclusion in our proxy solicitation materials for our 2008 annual meeting of shareholders, any shareholder proposal to be considered at such meeting must be received at our principal executive offices, 840 Lily Lane, Grand Rapids, Minnesota 55744, not later than January 2, 2008. Pursuant to our Restated Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting no later than January 2, 2008. Each such notice should be sent to the Secretary and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Restated Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted by the Securities Act of 1934.
ANNUAL REPORT TO SHAREHOLDERS
     A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements, accompanies this Notice of Annual Meeting of Shareholders and proxy statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.
     We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements and schedules, to any of our shareholders upon written request. Requests should be sent to Investor Relations, A.S.V., Inc., P.O. Box 5160, Grand Rapids, Minnesota 55744.
OTHER MATTERS
     Our Board of Directors does not presently know of any matters to be presented for consideration at the annual meeting other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this proxy statement, but if other matters are presented it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Thomas R. Karges
Secretary

Dated: May 1, 2007 Grand Rapids, Minnesota

APPENDIX A
A.S.V., Inc.
Audit Committee Charter
I.	Purpose
     The purpose of the Audit Committee (“Committee”) of A.S.V., Inc. (“ASV”) is to assist ASV’s Board of Directors (“Board”) in its oversight of the integrity of ASV’s accounting and financial reporting processes, internal controls and financial statements, ASV’s compliance with legal and regulatory requirements, and the independent auditor’s qualifications and independence.
II.	Committee Membership
     The Committee is a standing committee of and approved by the Board and shall be comprised of at least three directors, each of whom shall be independent as required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of ASV’s financial statements or the financial statements of any current subsidiary of ASV at any time during the past three years. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, the Board will determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with Nasdaq Marketplace rules. The existence of such a member, including his or her name, will be disclosed in periodic filings as required by the SEC. The term of appointment of each Committee member is at the discretion of the Board. The Committee Chairman (“Chair”) shall be determined by the Board.
     The Committee shall hold meetings quarterly and as deemed appropriate to carry out its duties. To facilitate open communication the Committee, meetings shall include management and the independent auditors, followed by an executive session with no management present. The Chair shall establish the meeting dates and agenda and send notice to each member prior to the meeting. Members are expected to attend at least 75% of all Committee meetings. A majority of the members of the Committee shall constitute a quorum.
III. Committee Function and Responsibilities
A.	Committee Function
     The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report (including resolution of disagreements between management and the auditor regarding financial reporting) or performing other audit, review or attest services for ASV. The independent auditor shall report directly to the Committee. Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine or certify that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Corporation’s corporate policies with oversight by the Committee in the areas covered by this Charter.
B.	Review of Independent Auditor Qualifications
     The Committee’s responsibilities shall include the following:

1.	Receive from the independent auditor a formal written statement delineating all relationships between the independent auditor and ASV consistent with Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees.

2.	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

3.	Establish policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service (to the extent such service is not prohibited by Section 10A(g) of the Exchange Act) and the fee for such service, and consider whether the independent auditor’s performance of any non-audit services is compatible with its independence.

4.	Review the audit firm’s proposed executive partner and auditing personnel background and experience.

5.	Determine the audit firm’s registration with the AICPA’s SEC practice division and participation in the voluntary peer review professional practice programs.

6.	Review the audit firm’s litigation history and professional liability insurance.
C.	Independent Auditor Engagement Letter
     Annually, the Committee shall receive a letter that defines the nature and scope of the audit engagement and a contract for the professional services of the auditing firm. The Committee shall approve the fees for such professional services prior to such services being performed.
D.	Annual Audit Planning and Supervision
     The Committee shall:
1.	Query the independent auditor regarding the audit scope, timing and conduct of the audit.

2.	Ascertain that the audit team has requisite industry and corporate knowledge, appropriate ratio of staff assistants to supervisors, and supervisory review procedures.

3.	Confirm that the auditor’s written audit plans give sufficient consideration to:
a.	Financial disclosures;

b.	Operational efficiency;

c.	Corporate compliance; and

d.	Compliance with laws.
E.	Annual Audit Review
     In connection with the annual audit, the Committee shall:
1.	Ascertain any disagreements among audit personnel or between audit personnel and ASV management.

2.	Review ASV’s accounting policies and practices regarding:
a.	Revenue recognition;

b.	Reserves and allowances;

c.	Asset capitalization;

d.	Extraordinary charges or write-offs; and

e.	Any other accounting practice of an unusual or infrequent nature.
3.	Affirm that the accounting policies are consistent with industry practices, correct requirements are reflected in accounting policies, and the accounting policies are consistent with a fair presentation of the financial statements in conformity with accounting principles generally accepted in the United States.

4.	Review any findings and/or recommendations of the independent auditors, including their management letters.

5.	Review management’s handling of audit adjustments posed by the independent auditors.
F.	Quarterly Review
     In connection with the quarterly reviews:
1.	Review and discuss with management and the independent auditor ASV’s (i) quarterly financial statements, including ASV’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to ASV’s release of such financial statements or filing of such disclosures with the SEC, and (ii) earnings press releases, including press releases which include pro forma or adjusted non-GAAP information, earnings guidance or updates or reconfirmations of previous earnings guidance, prior to their issuance by ASV.

2.	Review and discuss with management and the independent auditor management’s assessment of the adequacy and effectiveness of ASV’s disclosure controls and procedures as of the end of the quarter.

3.	Review and discuss with management and the independent auditor any changes made in internal control over financial reporting during the quarter.

4.	Review any disclosure from ASV’s chief executive officer or chief financial officer to the Committee, as certified by such officers in ASV’s quarterly report to be filed with the SEC, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect ASV’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in ASV’s internal control over financial reporting.

5.	Prior to the time that ASV files its Quarterly Report on Form 10-Q, the independent auditor shall conduct an SAS 71 Interim Financial Review.

6.	Prior to the filing of the Form 10-Q, the independent auditor shall discuss with a representative of financial management and the Committee or the Committee’s chairman, the matters described in AU Section 380, Communications with Audit Committees, including significant adjustments, significant new accounting policies, and disagreements with management, as needed.
G.	Annual Report
     In connection with the preparation of ASV’s annual report on Form 10-K, the Committee shall:

1.	Review ASV’s annual report to evaluate whether it contains a fair and meaningful presentation of financial statements, footnotes, and supplementary information.

2.	Affirm that the annual report discusses changes in corporate reporting or accounting practices (for example, departures from accounting principles generally accepted in the United States, exceptions to the consistent application of accounting principles, etc.).

3.	Review financial statement disclosures and ensure that practices are fully and fairly disclosed.

4.	Affirm appropriate use of statutory “safe harbor” disclosure if the annual report contains forward-looking information.

5.	Review and discuss with management and the independent auditor ASV’s (i) annual audited financial statements, including ASV’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to ASV’s release of such financial statements or filing of such disclosures with the SEC, and (ii) earnings press releases, including press releases which include pro forma or adjusted non-GAAP information, earnings guidance or updates or reconfirmations of previous earnings guidance, prior to their issuance by ASV.

6.	Review and discuss with management and the independent auditor management’s assessment of the adequacy and effectiveness of ASV’s disclosure controls and procedures.

7.	Review and discuss with management and the independent auditor management’s plans for maintaining ASV’s internal control over financial reporting, the framework used to evaluate its control structure and management’s assessment of the effectiveness of the internal controls.

8.	Review and discuss with management and the independent auditor any issues as to the adequacy of ASV’s internal controls, any special steps adopted in light of material or significant control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

9.	Review any disclosure from ASV’s chief executive officer or chief financial officer to the Committee, as certified by such officers in ASV’s annual report to be filed with the SEC, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect ASV’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in ASV’s internal control over financial reporting.

10.	Review and discuss with management and the independent auditor ASV’s internal controls report and the independent auditor’s attestation of the report prior to the filing of ASV’s Annual Report on Form 10-K.

11.	Recommend to the Board whether, based on the review described in items 1-10 above, the annual audited financial statements should be included in ASV’s Annual Report on Form 10-K.

12.	Prepare for the annual report on Form 10-K and for inclusion in ASV’s annual proxy statement an Audit Committee Report stating whether with respect to the prior fiscal year:

a.	The Committee has reviewed and discussed the audited financial statements with management;

b.	The Committee has discussed with the independent auditor the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented;

c.	The Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor’s independence; and

d.	Based on the review and discussions referred to in items a-c above, the Committee recommended to the Board that the audited financial statements be included in ASV’s Annual Report on Form 10-K.
H.	Other Responsibilities
     The Committee shall also:
1.	Review outside counsel’s letter regarding litigation, claims and assessments and review the accounting treatment concerning contingency losses and their effect on the financial statements.

2.	Confer with the independent auditor and/or outside counsel to ascertain ASV’s compliance with legal and regulatory requirements.

3.	Approve all related party transactions (as defined by applicable Nasdaq rules) to which ASV is a party and review such transactions for potential conflict of interest situations at least annually.

4.	Establish procedures for (a) the receipt, retention and treatment of complaints received by ASV regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by ASV employees of concerns regarding questionable accounting or auditing matters.

5.	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.
IV.	Annual Report to the Board
     The Committee will provide regular reports of its activities to the Board specifically addressing any issues that arise with respect to the quality or integrity of ASV’s financial statements, ASV’s compliance with related legal and regulatory requirements, the performance and independence of ASV’s independent auditor, and ASV’s systems of disclosure controls and procedures and internal control over financial reporting.
V.	Resources and Authority
     ASV shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (i) compensation to the independent auditor, and any outsourced internal auditor, for services approved by the Committee, (ii) compensation to any outside advisers retained by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to:

▪	conduct or authorize investigations into any matters within its scope of responsibilities;

▪	engage outside auditors for special audits, reviews and other procedures;

▪	retain special counsel and other experts and consultants to advise the Committee; and

▪	approve the fees and other retention terms for such parties.
     The Committee may request to have any officer, employee, outside counsel or independent auditor of ASV attend a meeting of the Committee or meet with any members of, or consultants to, the Committee. The Committee has the authority to use other resources, either within or outside ASV, to address special circumstances when appropriate.
Adoption of Charter
     This Charter was initially adopted by the Board on April 13, 2004 and was revised on October 24, 2006.

A.S.V., INC.
ANNUAL MEETING OF SHAREHOLDERS
Friday, June 1, 2007
2:00 p.m.
Reif Center
720 Conifer Drive
Grand Rapids, MN 55744

A.S.V., Inc. 840 Lily Lane, Grand Rapids, MN 55744	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 1, 2007.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Richard A. Benson and Thomas R. Karges, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

¯Please detach here ¯
The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Directors:	01 Richard A. Benson	02 Lynn M. Cortright	Vote FOR	Vote WITHHELD
		03 Bruce D. Iserman	04 Leland T. Lynch	all nominees	for all nominees
		05 Jerome T. Miner	06 William D. Morton	(except as marked)
		07 Karlin S. Symons	08 Kenneth J. Zika

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Grant Thornton LLP as our independent	For	Against	Abstain
registered public accounting firm for our fiscal year ending
December 31, 2007.
3.	Other Matters. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.